                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                      Manufactured Home Communities, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(1):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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     (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                      MANUFACTURED HOME COMMUNITIES, INC.
                           TWO NORTH RIVERSIDE PLAZA
                               CHICAGO, IL 60606
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 1997
                               ------------------

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders ("Meeting") of MANUFACTURED HOME COMMUNITIES, INC., a Maryland corporation (the "Company"), to be held at One North Franklin Street, Third Floor, Chicago, Illinois, on Tuesday, May 13, 1997, at 10:00 A.M. Central Daylight Time, for the following purposes:

     (1) To elect four (4) directors of the Board of Directors to terms expiring in 2000;

     (2) To consider and vote upon the adoption of the Company's 1997 Non-Qualified Employee Stock Purchase Plan; and

     (3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on March 19, 1997, will be entitled to vote at the Meeting or any adjournment thereof.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          SUSAN OBUCHOWSKI
                                          SUSAN OBUCHOWSKI, Secretary

                      MANUFACTURED HOME COMMUNITIES, INC.
                           TWO NORTH RIVERSIDE PLAZA
                               CHICAGO, IL 60606

                                PROXY STATEMENT

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Manufactured Home Communities, Inc. ("MHC" or the "Company") of proxies to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, May 13, 1997, and any adjournment or postponement thereof, the cost of which is anticipated to be nominal and will be borne by the Company. In addition to solicitation by mail, employees of the Company may solicit proxies by telegraph, telephone, telecopy and personal interviews. Brokers and other nominees who held stock of the Company on March 19, 1997, will be asked to contact the beneficial owners of the shares which they hold.

     This Proxy Statement and accompanying proxy are being mailed to stockholders commencing on or about March 28, 1997. The proxy, if properly executed and returned, will be voted according to your instructions, but it may be revoked at any time before it is exercised by giving notice of revocation in writing to the Secretary of the Company, by duly executing and delivering a later dated proxy or by voting in person at the Meeting. The mere presence at the Meeting of a stockholder who appointed a representative does not itself revoke the appointment.

     Only stockholders of record at the close of business on March 19, 1997 (the "Record Date") will be entitled to vote at the Meeting. On such date 25,006,944 shares of common stock, par value $.01 ("Common Stock"), were outstanding. Each share of Common Stock outstanding on the Record Date entitles the holder thereof to one vote upon each matter to be voted upon at the Meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Meeting shall constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If, however, there is not a quorum at the Meeting, the stockholders entitled to vote at the Meeting, whether present in person or represented by proxy, shall only have the power to adjourn the Meeting until such time as there is a quorum. At such time as there is a quorum, the Meeting will reconvene without notice to stockholders, other than an announcement at the prior adjournment of the Meeting, unless the adjournment is for more than 120 days after the original Record Date or a new record date has been set.

     If a proxy in the form enclosed is duly executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the specifications made thereon by the stockholder. If no such specifications are made, such proxy will be voted (i) for election of the four nominees for directors to terms expiring in 2000; (ii) for the adoption of the Company's 1997 Non-Qualified Employee Stock Purchase Plan; and (iii) at the discretion of Samuel Zell and David A. Helfand, the Board's designated representatives for the Meeting, with respect to such other business as may properly come before the Meeting or any adjournment thereof.

                               1996 ANNUAL REPORT

     Stockholders are concurrently being furnished with a copy of the Company's 1996 Annual Report which contains its audited financial statements as of December 31, 1996. Additional copies of the Annual Report and of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Securities and Exchange Commission (the "SEC"), may be obtained by contacting Cynthia McHugh, Senior Vice President -- Investor Relations of the Company, at

Two North Riverside Plaza, Suite 800, Chicago, IL 60606, 312-474-1122, and it will be furnished promptly at no additional expense.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The Board consists of ten members. The charter of the Company provides that the directors of the Company shall be divided into three classes, as nearly equal in number as possible, with each class having a term of three years. The Board has nominated Timothy H. Callahan, Donald S. Chisholm, Thomas E. Dobrowski and John F. Podjasek, Jr. for election to serve as directors of the Company until the 2000 Meeting and/or until their successors are duly elected and qualified. Biographical information for each of the nominees is set forth under the caption "Management." The affirmative vote of a plurality of all votes cast at the Meeting, if a quorum is present, shall be sufficient to elect the four directors. Abstentions will have no effect on the outcome of the election of directors.

     Each nominee has consented to be named in this proxy statement and to serve if elected. All nominees are currently directors. In the event that any nominee should become unable to serve as a director (which is not anticipated), the persons designated as representatives will cast votes for the remaining nominees and for such other person or persons as the Board may recommend.

     THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED BELOW. PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the executive officers and directors of the Company as of March 14, 1997.

          NAME             AGE                             POSITION
-------------------------  ---   ------------------------------------------------------------
Samuel Zell                55    Chairman of the Board of Directors (term expires in 1999)
                                 President, Chief Executive Officer and Director (term
David A. Helfand           32    expires in 1999)
                                 Executive Vice President, General Counsel and Assistant
Ellen Kelleher             36    Secretary
                                 Executive Vice President, Chief Financial Officer and
Thomas P. Heneghan         33    Treasurer
Gary W. Powell             56    Executive Vice President -- Operations
                                 President of Realty Systems, Inc., an affiliate of the
Howard Walker              57    Company
Timothy H. Callahan        46    Director (term expires in 1997)
Donald S. Chisholm         62    Director (term expires in 1997)
Thomas E. Dobrowski        53    Director (term expires in 1997)
Louis H. Masotti, Ph.D.    62    Director (term expires in 1998)
John F. Podjasek, Jr.      55    Director (term expires in 1997)
Sheli Z. Rosenberg         55    Director (term expires in 1998)
Michael A. Torres          36    Director (term expires in 1999)
Gary L. Waterman           55    Director (term expires in 1998)

     The following is a biographical summary of the experience of the executive officers and directors of the Company. For information concerning membership on committees of the Board, see "Committees of the Board of Directors; Meetings" below.

     SAMUEL ZELL has been Chairman of the Board since March 31, 1995 and had been Chief Executive Officer from March 31, 1995 until August 1996. Mr. Zell had been Co-Chairman of the Board of the Company from its formation until March 31, 1995. Mr. Zell was a director of Mobile Home Communities, Inc. ("MH Inc."), the former manager of the Company's manufactured home communities, from 1983 until its dissolution in 1993. Mr. Zell is chairman of the board of directors of Equity Group Investments, Inc. ("EGI"), an investment company, Equity Financial and Management Company ("EF&M"), a real estate investment company; American Classic Voyages Co. ("American Classics"), a provider of overnight cruises in the United States; and Anixter International Inc. ("Anixter"), a distributor of electrical and cable products. Mr. Zell is chairman of the board of directors and chief executive officer of Capsure Holding Corp. ("Capsure"), a specialty property and casualty insurance company. He is Co-Chairman of the board of directors of Revco D.S., Inc. ("Revco"), owner of retail drug-stores, and chairman of the board of trustees of Equity Residential Properties Trust ("Equity Residential"), an equity REIT focused solely on multifamily residential properties. He is a director of Chart House Enterprises, Inc., an owner and operator of restaurants; Sealy Corporation ("Sealy"), a manufacturer of mattresses; Quality Food Centers, Inc. ("Quality Food"), an owner and operator of grocery stores; and TeleTech Holdings, Inc., a provider of customer care solutions.

     DAVID A. HELFAND has been a director of the Company since May 1995; President of the Company since January 1995; and Chief Executive Officer since August 1996. Mr. Helfand is also a member of the Company's management committee, which was created in 1995 and is comprised of the Company's senior executives. He had been Chief Financial Officer of the Company from December 1992 until February 1995 and Senior Vice President from March 1994 until January 1995. Mr. Helfand had been Vice President of the Company from December 1992 until March 1994. Mr. Helfand had been employed by EGI or its subsidiaries from June 1989 until December 1992, most recently as assistant vice president of Equity Asset Management, Inc. ("EAM"), a real estate services company.

     ELLEN KELLEHER has been Executive Vice President and General Counsel of the Company since March 1997. Ms. Kelleher is also a member of the Company's management committee. She had been Senior Vice President and General Counsel of the Company from March 1994 until March 1997. Ms. Kelleher had been a vice president of the law firm, Rosenberg & Liebentritt, P.C., from January 1993 until December 1995 and is currently Of Counsel to the firm. Ms. Kelleher had been an associate of Rosenberg & Liebentritt, P.C. from October 1990 until January 1993.

     THOMAS P. HENEGHAN has been Executive Vice President, Chief Financial Officer and Treasurer of the Company since March 1997. Mr. Heneghan is also a member of the Company's management committee. Mr. Heneghan had been Vice President, Chief Financial Officer and Treasurer from February 1995 until March 1997. Mr. Heneghan had been a member of the accounting firm of Greenberg & Pociask, Ltd. from January 1994 until February 1995. Mr. Heneghan had been vice president of Capsure from May 1983 until June 1994 and controller of Capsure from January 1993 until November 1993. Mr. Heneghan had been vice president and controller of Great American Management and Investment, Inc. ("GAMI") from December 1993 until December 1994; controller of GAMI from January 1993 until November 1993 and director of accounting of GAMI from August 1990 until December 1992.

     GARY W. POWELL has been Executive Vice President -- Operations of the Company since May 1995. Mr. Powell is also a member of the Company's management committee. Mr. Powell had been President -- Northern Division of the Company from August 1994 until May 1995. Mr. Powell had been President and Chief Operating Officer of the Company from its formation until August 1994. Mr. Powell had been with MH Inc. or its predecessors from 1971, serving as president from 1984. Mr. Powell was a director of the Company from its formation until May 1994.

     HOWARD WALKER has been President of Realty Systems, Inc. since March 30, 1995. Realty Systems, Inc. is an affiliate of the Company. Mr. Walker is also a member of the Company's management committee. Mr. Walker had been a Vice President of the Company from January 16, 1995 until March 30, 1995. From August 1994 until January 1995, Mr. Walker had been the principal of Walker Realty Co., a full-service real estate company. From January 1989 until July 1994, Mr. Walker had been a principal and partner in The Markin Group, a full-service real estate company.

     TIMOTHY H. CALLAHAN has been a director of the Company since May 1995. Mr. Callahan has been chief executive officer of Equity Office Holdings, L.L.C. since August 1996. Mr. Callahan had been an executive vice president of EGI from January 1994 until August 1996, and chief financial officer of EGI from November 1994 until August 1996. Mr. Callahan had been an executive vice president -- finance of EAM, from January 1994 until August 1996. He had been senior vice president -- finance of EAM from July 1992 until January 1994. Mr. Callahan had been employed by The Edward J. DeBartolo Corporation, a real estate investment company, from July 1988 until July 1992, most recently serving as vice president -- finance.

     DONALD S. CHISHOLM has been a director of the Company since March 1993. Mr. Chisholm is president of Vernon Development Co., the developer of a 650-acre golf course community, and of Ann Arbor Associates Inc., a real estate development and management company.

     THOMAS E. DOBROWSKI has been a director of the Company since March 1993. Mr. Dobrowski is the managing director of real estate and alternative investments of General Motors Investment Management Corporation ("GMIMCo."). Mr. Dobrowski is a director of Red Roof Inns, Inc., an owner and operator of hotels. Mr. Dobrowski serves on the partnership committee of Taubman Realty Group Limited Partnership, the operating partnership of Taubman Centers, Inc., an equity REIT focused on regional shopping centers.

     LOUIS H. MASOTTI, Ph.D., has been a director of the Company since March 1993. Dr. Masotti is professor of management and urban development and director of the program in real estate management for the Graduate School of Management of the University of California at Irvine. He is a professor emeritus of Northwestern University's Kellogg Graduate School of Management.

     JOHN F. PODJASEK, JR. has been a director of the Company since March 1994. Mr. Podjasek is retired. Mr. Podjasek had been employed by Allstate Insurance Company from 1966 until November 1995, most recently serving as vice president -- venture capital and real estate.

     SHELI Z. ROSENBERG has been a director of the Company since August 1996. Mrs. Rosenberg has been chief executive officer and president of EGI since November 1994. She is a principal in the law firm of Rosenberg & Liebentritt P.C. Mrs. Rosenberg has been a director of Jacor Communications, Inc., an owner of radio stations, since 1994 and has been the chairman of its board of directors since February 1996. Mrs. Rosenberg is a director of Capsure; Falcon Building Products, Inc., a manufacturer and supplier of building products; American Classic; Anixter; Quality Food; Sealy; and Revco. She is a trustee of Equity Residential. Mrs. Rosenberg was a vice president of First Capital Benefit Administrators, Inc., which filed a petition under the federal bankruptcy laws on January 3, 1995, which resulted in its liquidation on November 15, 1995.

     MICHAEL A. TORRES has been a director of the Company since March 1993. Mr. Torres has been a principal of ERE Rosen Real Estate Securities, L.L.C., an investment management firm, since February 1995. Mr. Torres had been employed by Wilshire Associates Incorporated, an investment consulting firm, from June 1990 until February 1995, most recently serving as a vice president directing real estate consulting services for its institutional investors.

     GARY L. WATERMAN has been a director of the Company since March 1993. Since 1989, Mr. Waterman has been president of Waterman Limited, a real estate service and investment company that he founded.

COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

     Meetings: During the year ended December 31, 1996, the Board held 12 meetings. Each of the present directors attended over 75% of the total number of the meetings of the Board held during the period he or she was a director and of its committees on which he or she served.

     Executive Committee: The Executive Committee of the Board is composed of Messrs. Zell, Helfand and Chisholm. The Executive Committee has the authority, within certain parameters set by the Board, to acquire, dispose of and finance investments for the Company (including the issuance of additional limited partnership interests of MHC Operating Limited Partnership ("OP Units")) and execute contracts and agreements, including those related to the borrowing of money by the Company, and generally exercise all other powers of the Board except as prohibited by law. During the year ended December 31, 1996, the Executive Committee held one meeting and took various actions pursuant to resolutions adopted by unanimous written consent.

     Compensation Committee: The Compensation Committee of the Board is composed of Messrs. Chisholm, Masotti and Waterman. The Compensation Committee determines compensation for the Company's executive officers and it exercises all powers of the Board in connection with compensation matters, including incentive compensation and benefit plans. The Compensation Committee also has the authority to grant stock options, stock appreciation rights and restricted stock awards in accordance with the 1992 Amended and Restated Stock Option and Stock Award Plan to the management of the Company and its subsidiaries, other key employees and consultants. During the year ended December 31, 1996, the Compensation Committee held one meeting and took various actions pursuant to resolutions adopted by unanimous written consent.

     Audit Committee: The Audit Committee of the Board is composed of Messrs. Dobrowski, Podjasek and Torres. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the Company's independent public accountants, reviews the independence of the Company's independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. During the year ended December 31, 1996, the Audit Committee held three meetings.

     The Company does not have a Nominating Committee.

                             EXECUTIVE COMPENSATION

     The following tables show information with respect to the annual compensation (including option grants) for services rendered to the Company for the fiscal years ended December 31, 1996, December 31, 1995 and December 31, 1994 by those persons holding the office of chief executive officer and those persons who were, at December 31, 1996, the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM COMPENSATION
                                                                 -------------------------
                                                                          AWARDS
                                                                 -------------------------
                                                                                SECURITIES
                                      ANNUAL COMPENSATION         RESTRICTED    UNDERLYING
           NAME AND              -----------------------------   STOCK AWARDS    OPTIONS        ALL OTHER
    PRINCIPAL OCCUPATION(1)      YEAR   SALARY ($)   BONUS ($)      ($)(2)      GRANTED(#)   COMPENSATION(3)
    -----------------------      ----   ----------   ---------   ------------   ----------   ---------------
Samuel Zell....................  1996          0           0              0       60,000(5)            0
  Chairman and Chief             1995          0           0              0       60,000(5)            0
  Executive Officer (4)          1994          0           0              0       10,000               0
David A. Helfand...............  1996    250,000      61,252      1,337,248       10,000           9,000
  President, Chief Executive     1995    201,021      57,511         57,489       10,000           9,000
  Officer and Member of          1994    121,635      16,883         16,868       36,000           5,541
  Management Committee (4)
Thomas P. Heneghan.............  1996    200,000      41,014      1,008,986            0           9,000
  Executive Vice President,      1995    100,917      47,502         47,498       15,000           9,000
  Chief Financial Officer,       1994          0           0              0        6,000               0
  Treasurer and Member of
  Management Committee
Ellen Kelleher.................  1996    200,000      41,014        744,986            0           9,000
  Executive Vice President,      1995    151,104      47,502         47,498            0           9,000
  General Counsel and Member     1994    135,000      18,268         18,233       15,000           9,000
  of Management Committee
Gary W. Powell.................  1996    200,000      41,014        744,986            0           9,000
  Executive Vice President --    1995    177,917      47,502         47,498            0           9,000
  Operations and Member          1994    172,344      13,300         13,299       20,000           6,000
  of Management Committee
Howard Walker..................  1996    200,000      41,014        744,986            0           9,000
  President of Realty            1995    140,192      47,502         47,498       15,000           9,000
  Systems, Inc. and Member of    1994          0           0              0            0               0
  Management Committee

---------------
(1) Except for Mr. Zell, positions held as of December 31, 1996.

(2) The total number of shares of Restricted Common Stock held by each named executive officer and the value of such shares at December 31, 1996, the last trading date of the year, was as follows:

                         NUMBER OF SHARES    VALUE AT 12/31/96
                         ----------------    -----------------
Samuel Zell..........              0            $        0
David A. Helfand.....         64,242             1,493,627
Thomas P. Heneghan...         48,720             1,132,740
Ellen Kelleher.......         36,720               853,740
Gary W. Powell.......         36,720               853,740
Howard Walker........         36,720               853,740

    The number of shares of Restricted Stock Awards awarded in 1996, which will vest in their entirety on December 13, 1998 are as follows:

Samuel Zell.................................        0
David A. Helfand............................    2,784
Thomas P. Heneghan..........................    1,863
Ellen Kelleher..............................    1,863
Gary W. Powell..............................    1,863
Howard Walker...............................    1,863

    The number of shares of Restricted Stock Awards awarded in 1996 which will vest 60% on December 31, 1998, 20% on December 31, 1999, and 20% on December 31, 2000 are as follows:

Samuel Zell................................         0
David A. Helfand...........................    58,000
Thomas P. Heneghan.........................    44,000
Ellen Kelleher.............................    32,000

Gary W. Powell.............................    32,000
Howard Walker..............................    32,000

    The number of shares of Restricted Stock Awards awarded in 1995, which will vest in their entirety on December 15, 1997 are as follows:

Samuel Zell.................................        0
David A. Helfand............................    3,458
Thomas P. Heneghan..........................    2,857
Ellen Kelleher..............................    2,857
Gary W. Powell..............................    2,857
Howard Walker...............................    2,857

    The number of Restricted Stock Awards awarded in 1994 which vested in their entirety on December 16, 1996 are as follows:

Samuel Zell..................................      0
David A. Helfand.............................    865
Thomas P. Heneghan...........................      0
Ellen Kelleher...............................    935
Gary W. Powell...............................    682
Howard Walker................................      0

    All holders of Restricted Stock receive any dividends paid on such shares.

(3) Includes employer matching contributions and/or profit sharing contributions to the MHC Advantage Retirement Plan or affiliated company's 401(k) plans.

(4) Mr. Zell was Chief Executive Officer until August 1996 at which time Mr. Helfand became Chief Executive Officer.

(5) Includes options to purchase 50,000 shares granted to Mr. Zell in lieu of cash compensation in his capacity as Chairman of the Board and options to purchase 10,000 shares which are granted to all directors annually.

                       OPTION GRANTS IN LAST FISCAL YEAR

                            INDIVIDUAL GRANTS                                           POTENTIAL REALIZABLE
                        --------------------------                                        VALUE AT ASSUMED
                                        % OF TOTAL                                         ANNUAL RATES OF
                          NUMBER OF      OPTIONS                                             STOCK PRICE
                         SECURITIES     GRANTED TO                                        APPRECIATION FOR
                         UNDERLYING     EMPLOYEES    EXERCISE OR                             OPTION TERM
                           OPTIONS      IN FISCAL    BASE PRICE       EXPIRATION      -------------------------
         NAME           GRANTED(#)(1)    YEAR(2)       ($/SH)            DATE         5% ($)(3)      10% ($)(4)
         ----           -------------   ----------   -----------      ----------      ---------      ----------
Samuel Zell...........     10,000           4.9        18.625           5/07/06        117,132         296,835
                           50,000          24.5        22.000          12/13/06        691,784       1,753,117
David A. Helfand......     10,000           4.9        18.625           5/07/06        117,132         296,835
Thomas P. Heneghan....          0             0             0                --              0               0
Ellen Kelleher........          0             0             0                --              0               0
Gary W. Powell........          0             0             0                --              0               0
Howard Walker.........          0             0             0                --              0               0

---------------
(1) One-third of the options granted on May 7, 1996, are exercisable six months after initial grant, one-third are exercisable one year following such grant date and one-third are exercisable two years following such grant date. One-third of the options granted on December 13, 1996, are exercisable one year after initial grant, one-third are exercisable two years after such grant date, and one-third are exercisable three years after such grant date.

(2) Does not include options granted to non-employee directors and consultants. If such grants are included the percentages would be:

                   Samuel Zell...........................3.2%
                                                        16.2%
                   David A. Helfand......................3.2%
                   Thomas P. Heneghan...................0.00%
                   Ellen Kelleher.......................0.00%
                   Gary W. Powell.......................0.00%
                   Howard Walker........................0.00%

(3) Assumes stock prices of $30.34 for options expiring May 7, 2006 and $35.84 for options expiring December 13, 2006.

(4) Assumes stock prices of $48.31 for options expiring May 7, 2006 and $57.06 for options expiring December 13, 2006.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FISCAL YEAR-END OPTION VALUES

                                                                                     VALUE OF
                                                                   NUMBER OF        UNEXERCISED
                                          SHARES                  UNEXERCISED      IN-THE-MONEY
                                         ACQUIRED                 OPTIONS AT        OPTIONS AT
                                            ON        VALUE        FY-END(#)       FY-END($)(1)
                                         EXERCISE    REALIZED    EXERCISABLE/      EXERCISABLE/
                 NAME                      (#)         ($)       UNEXERCISABLE     UNEXERCISABLE
                 ----                    --------    --------    -------------     -------------
Samuel Zell............................       0            0     46,665/93,335    274,573/310,427
David A. Helfand.......................       0            0     99,999/22,001    521,493/ 96,757
Thomas P. Heneghan.....................       0            0     21,000/12,000    123,750/ 81,750
Ellen Kelleher.........................       0            0     16,000/ 5,000     44,250/ 16,875
Gary W. Powell.........................   4,000       35,500     60,666/ 3,334    487,748/ 11,252
Howard Walker..........................       0            0      5,000/10,000     37,500/ 75,000

---------------
(1) Assumes a value equal to the year-end stock price of $23.25 less the exercise price of in-the-money options.

                             COMPENSATION OF DIRECTORS

     The Company paid each of its non-employee directors an annual fee of $12,000 in 1996. In addition, directors who serve on the Audit Committee, Executive Committee or Compensation Committee receive an additional $1,000 per annum for each committee on which they serve. Committee chairs receive an additional $500 per annum. Directors who are employees of the Company are not paid any directors' fees or committee fees. In addition, the Company reimburses the directors for travel expenses incurred in connection with their activities on behalf of the Company. Additionally, on the date of the first Board meeting after each Annual Meeting of Stockholders, each director then in office will receive a grant of options to purchase 10,000 shares of Common Stock at the then-current market price.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     The Compensation Committee members are Messrs. Chisholm, Masotti and Waterman.

     No Compensation Committee interlocking relationships existed during 1996.

     Messrs. Zell and Callahan and Mrs. Rosenberg serve as members of the board of directors of numerous non-public companies owned in whole or in part by Mr. Zell or his affiliates which do not have compensation committees, and in many cases, the executive officers of those companies include Messrs. Zell and Callahan, and Mrs. Rosenberg.

     For a description of certain transactions with Board members or their affiliates, see "Certain Relationships and Related Transactions."

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report on Executive Compensation presented below and the Performance Graph following such report shall not be incorporated by reference into any such filings.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board determines the compensation of the Company's executive officers, including those named in the Summary Compensation Table. The Compensation Committee believes that the compensation of the Company's Chief Executive Officer and all of the Company's executive officers should be both competitive and based on individual and Company performance.

     The Company's compensation policy takes into account a review of local and national peer group salary surveys focusing primarily on the SNL Executive Compensation Review 1996 for REITs ("SNL Survey") and the National Association of Real Estate Investment Trusts 1995 Executive Compensation Survey ("NAREIT Survey"). The SNL Survey and NAREIT Survey contain detailed compensation and performance data on publicly traded REITs. The Company believes the SNL Survey and NAREIT Survey provide comparable salary data for the Company. The Company believes that its compensation levels compare favorably to its peer groups described in the surveys and targets median to high compensation levels for its executive officers.

     During the fiscal year ended December 31, 1996, there were three major components of executive compensation: base salary, bonuses, and restricted stock. This salary structure is designed to attract and retain highly qualified executives. This is accomplished by providing competitive base salaries and meaningful incentives, including short-term, mid-term and long-term incentives, intended to reward performance. Benchmarks for determining base salary and bonus levels include targeted funds from operations ("FFO") levels, strength of the balance sheet, and creation of stockholder value. Each performance measure carries equal weight.

     The Company's overall salary structure is reviewed annually by the Compensation Committee using the SNL Survey and NAREIT Survey for guidance. Where salary information is unavailable for a particular position, other positions having similar responsibilities either within the Company or in companies of comparable size are used. Salary increases are based both upon each executive's performance and contribution to the Company.

     Further short-term and mid-term incentives for executive officers are accomplished through the Company's management-by-objective ("MBO") bonus plan. The MBO bonus plan involves the Company and the executive officer setting goals for such executive officer at the beginning of each year. The Compensation Committee established the following bonus ranges for its executive officers based on salary for 1996:

President and Chief Executive Officer      0 -- 50%
Senior Vice Presidents and Executive Vice
  Presidents                               0 -- 40%
Vice Presidents                            0 -- 30%

     In determining the amount of the bonuses for 1996, the following criteria were taken into account: achieving targeted FFO levels; the strength of the balance sheet; and creation of stockholder value. The achievement of targeted FFO levels included gains achieved through reduction of expenses, and increases in revenue achieved through increases in rental rates and increases in occupancy at the Company's communities. The strength of the balance sheet included maintenance of appropriate debt-to-equity levels and maintaining and improving asset value. Increases in stockholder value included improving the performance of the Common Stock in the long term and maintaining and improving the dividend yield on the Common Stock. The Compensation Committee believes such goals were met or exceeded during 1996. As a result, an additional bonus pool was made available to acknowledge employees' contribution to the overall performance of the Company. All executive officers received an additional bonus.

     It is the Compensation Committee's intention to tie executive officers', including the Chief Executive Officer's, performance to the continued performance of the Company. The Company accomplishes this by awarding each executive officer 50% of his MBO bonus in restricted Common Stock. Requiring executive officers to "invest" 50% of their bonuses in Common Stock facilitates better alignment of such executive officer's compensation with the Common Stock's performance. These restricted stock awards accomplish the Company's objective of mid-term incentives.

     To provide long-term incentives for executive officers and as a means to retain qualified executives, the Company created the 1996 Restricted Stock Award Program (the "1996 Awards"). The 1996 Awards of restricted stock to executive officers are subject to 10-15 year restrictions unless certain performance benchmarks are achieved by the Company. Should the Company have FFO growth exceeding a targeted compounded annual growth rate over a five-(5) year period through December 31, 2000, the restrictions are subject to release at the end of such 5 years. Should the performance benchmark not be achieved at the end of 5 years, the awards will remain restricted for an additional 5 to 10 years depending upon when the performance benchmarks are achieved. In addition to the restrictions, executive officers could vest in 60% of their respective 1996 Awards on December 31, 1998, and an additional 20% on December 31, 1999 and on December 31, 2000, respectively. The Compensation Committee recognizes that while the MBO bonus program provides rewards for positive short-term and mid-term performance, the interests of stockholders are best served by giving key employees the opportunity to participate in the appreciation of the Company's Common Stock over the long term.

     At the end of 1996, the Compensation Committee granted options to purchase Common Stock to many of the Company's employees. The executive officers of the Company, except for Mr. Zell, Chairman of the Board, were not granted options.

     During 1996 Mr. Zell, the Chairman of the Board from March 31, 1995 until August 1996, was granted options to purchase 50,000 shares which was determined to be fair and competitive based on local and national surveys and given the fact that he took no salary. Mr. Zell and Mr. Helfand also were granted options to purchase 10,000 shares each in their capacities as directors as were all other directors of the Company.

     The Compensation Committee believes that the compensation program properly rewards its executive officers for achieving improvements in the Company's performance and serving the interest of its stockholders.

     Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"), generally disallows a Federal income tax deduction for compensation in excess of $1 million paid in any year to any of the Company's executive officers listed in the Summary Compensation Table who are employed by the Company on the last day of a taxable year. Section 162(m), however, does allow a deduction for payments of "performance based" compensation, the material terms of which have been approved by stockholders. Awards under the Company's MBO bonus plan may, but need not, satisfy the requirements of Section 162(m). The Company believes that because it qualifies as a REIT under the Code and therefore is not subject to Federal income taxes, the payment of compensation that does not satisfy the requirements of Section 162(m) will not affect the Company's taxable income, although to the extent that compensation does not qualify for deduction under
Section 162(m), a larger portion of stockholder distributions may be subject to Federal income taxation as dividend income rather that return of capital. The Company does not believe that Section 162(m) will materially affect the taxability of stockholders' distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of individual stockholders.

                            Respectfully submitted,
                               Donald S. Chisholm
                                Louis H. Masotti
                                Gary L. Waterman

                               PERFORMANCE GRAPH

     The following performance graph compares total stockholders' return on the Common Stock since February 24, 1993, the date of commencement of the Company's initial public offering ("IPO"), with the Standard and Poors ("S&P") 500 Stock Index and the index of equity REITs prepared by NAREIT. The Common Stock price performance graph assumes an investment of $100 in the Company on February 24, 1993 and an investment of $100 in the two indexes on February 24, 1993 and further assumes the reinvestment of all dividends. Equity REITs are defined as those REITs which derive more than 75% of their income from equity investments in real estate assets. The NAREIT equity index includes all tax qualified REITs listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market. Common Stock price performance presented for the period from February 24, 1993 through December 31, 1996 is not necessarily indicative of future results.

        MEASUREMENT PERIOD                 MHC           S&P 500 STOCK      NAREIT EQUITY
      (FISCAL YEAR COVERED)                                  INDEX              INDEX
FEBRUARY 1993                                     100                100                100
1993                                           174.04             109.17             106.70
1994                                           170.05             110.61             110.10
1995                                           160.85             152.18             142.46
1996                                           227.51             187.12             171.65

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Under the rules of the SEC, the Company is required to report, based on its review of reports to the SEC about transactions in its Common Stock furnished to the Company and written representations of its directors, executive officers and 10% stockholders, that for 1996: 1) David A. Helfand filed a Form 4 late for January 1996 on February 29, 1996 which reported the acquisition of 50,000 shares; 2) Thomas P. Heneghan filed a Form 4 late for January 1996 on February 29, 1996 which reported the acquisition of 50,000 shares; 3) Ellen Kelleher filed a Form 4 late for a January 1996 on February 29, 1996 which reported the acquisition of 50,000 shares; 4) Gary W. Powell filed a Form 4 late for January 1996 on February 29, 1996 which reported the acquisition of 50,000 shares; 5) Louis H. Masotti filed a Form 4 late for December 1996 on February 13, 1997 which reported the exercise of options to purchase 16,666 shares and the sale of 16,666 shares; and 6) Gary W. Powell filed a Form 4 late for December 1996 on February 13, 1997 which reported the exercise of options to purchase 4,000 shares and the sale of 4,000 shares.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of March 14, 1997 (except as noted), with respect to each person who is known by the management of the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.

                                                              AMOUNT AND NATURE OF
                 NAME AND BUSINESS ADDRESS                         BENEFICIAL         PERCENT OF
                    OF BENEFICIAL OWNER                           OWNERSHIP(1)          CLASS
                 -------------------------                    --------------------    ----------
Samuel Zell and partnerships................................       2,858,730            10.5%
  controlled by Samuel Zell(2)(3)
Two North Riverside Plaza
Chicago, Illinois 60606
General Motors Hourly-Rate Employes.........................       2,271,198             9.1%
  Pension Trust and
  General Motors Salaried
  Employes Pension Trust(4)
c/o General Motors Investment
  Management Corporation
767 Fifth Avenue
New York, New York 10153
The Allstate Corporation(5).................................       1,817,631             7.3%
2775 Sanders Road
Northbrook, Illinois 60062
The Prudential Insurance Company of America(6)..............       1,668,000             6.7%
751 Broad Street
Newark, New Jersey 07102

---------------
(1) The amounts of Common Stock beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. The percentage of Common Stock beneficially owned by a person assumes that all OP Units held by the person are exchanged for Common Stock, that none of the OP Units held by other persons are so exchanged, that all options exercisable within 60 days of March 14, 1997 to acquire Common Stock held by the person are exercised and that no options to acquire Common Stock held by other persons are exercised.

(2) Includes Common Stock, OP Units which are exchangeable on a one-for-one basis into shares of Common Stock, and options to purchase Common Stock which are currently exercisable or exercisable within 60 days as follows:

     a) 2,201,460 OP Units, which are exchangeable at the holder's option into 2,201,460 shares of Common Stock, beneficially owned by PN Associates Limited Partnership ("PN Associates"), an Illinois limited partnership whose sole general partner is Samuel Zell as Trustee of the Samuel Zell Revocable Trust ("Zell Trust"). The limited partners of PN Associates are trusts created for the benefit of Mr. Zell and his family, trusts created for the benefit of the family of Robert Lurie, a deceased partner of Mr. Zell, and corporations whose stockholders are trusts created for the benefit of Mr. Zell and his family and Mr. Lurie's family.

     b) 600,272 shares of Common Stock beneficially owned by EGI-MHC Limited Partnership, an Illinois limited partnership ("EGI-MHC"). EGI-MHC's sole general partner is Zell General Partnership, Inc. The sole stockholder of the general partner is the Zell Trust. The limited partners of EGI-MHC are the Zell Trust and Ann Lurie as Trustee of the Ann Lurie Revocable Trust.

     c) 7,000 shares of Common Stock beneficially owned by Samuel Zell as Trustee of the Donald S. Chisholm Trust. Mr. Zell disclaims beneficial ownership of the 7,000 shares of Common Stock.

     d) Options to purchase 49,998 shares of Common Stock which are currently exercisable or exercisable within 60 days by Mr. Zell.

(3) Includes 2,201,460 OP Units (exchangeable into 2,201,460 shares of Common Stock) and 600,272 shares of Common Stock which are pledged as collateral for loans to three financial institutions. Under the loan agreements, the institutions cannot vote (assuming exchange of the OP Units for Common Stock) or exercise ownership rights relating to the pledged OP Units or Common Stock unless there is an event of default.

(4) The shares reported herein are held of record by Mellon Bank, N.A. acting as the trustee (the "Trustee") for the General Motors Hourly-Rate Employes Pension Plan and the General Motors Salaried Employes Pension Plan (collectively, the "GM Trusts"). The GM Trusts are trusts under and for the benefit of certain employee benefit plans of General Motors Corporation ("GM") and its subsidiaries. These shares may be deemed to be owned beneficially by GMIMCo, a wholly owned subsidiary of GM. GMIMCo's principal business is providing investment advice and investment management services with respect to the assets of certain employee benefit plans of GM and its subsidiaries and associated entities. GMIMCo is serving as the GM Trusts' investment manager with respect to these shares and in that capacity it has the sole power to direct the Trustee as to the voting and disposition of these shares. Because of the Trustee's limited role, beneficial ownership of the shares by the Trustee is disclaimed.

(5) Pursuant to a Schedule 13G filed with the SEC for calendar 1996, includes 1,488,201 shares of Common Stock owned by Allstate Insurance Company, a wholly owned subsidiary of The Allstate Corporation; 148,065 shares of Common Stock owned by Agents Pension Plan; and 181,365 shares owned by Allstate Retirement Plan.

(6) Pursuant to a Schedule 13G filed with the SEC for calendar 1996, Prudential may have direct or indirect voting and/or investment discretion over 1,668,000 shares of Common Stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or affiliates. Prudential reported the combined holdings of these entities for the purpose of administrative convenience.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 14, 1997, certain information with respect to the Common Stock that may be deemed to be beneficially owned by each director of MHC, the five executive officers named in the Summary Compensation Table and by all directors and executive officers as a group:

                                                    SHARES OF       SHARES UPON                 PERCENT
                                                     COMMON         EXERCISE OF                   OF
           NAME OF BENEFICIAL HOLDER                STOCK(1)        OPTIONS(2)     TOTAL(1)      CLASS
           -------------------------                ---------       -----------    --------     -------
Timothy H. Callahan.............................            0          50,665         50,665         *
Donald S. Chisholm..............................        7,000(3)       33,332         40,332         *
Thomas E. Dobrowski.............................            0          33,332         33,332         *
David A. Helfand................................      135,107         103,332        238,439         *
Thomas P. Heneghan..............................       98,720          21,000        119,720         *
Ellen Kelleher..................................       87,935          16,000        103,935         *
Louis H. Masotti................................            0          16,666         16,666         *
John F. Podjasek, Jr............................        1,000          23,332         24,332         *
Gary W. Powell..................................      237,402          60,666        298,068      1.2%
Sheli Z. Rosenberg..............................       20,106(4)       46,666         66,772         *
Michael A. Torres...............................        1,700          33,332         35,032         *
Howard Walker...................................       86,720           5,000         91,720         *
Gary L. Waterman................................            0          33,332         33,332         *
Samuel Zell.....................................    2,808,732(3)(5)    49,998      2,858,730     10.5%
All directors and executive officers as a group
  (14 persons) including the above-named
  persons.......................................    3,477,422         526,653      4,004,075     14.4%

---------------
 *  Less than 1%

(1) The amounts of Common Stock beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. The percentage of Common Stock beneficially owned by a person assumes that all OP Units held by the person are exchanged for Common Stock, that none of the OP Units held by other persons are so exchanged, that all options exercisable within 60 days of March 14, 1997 to acquire Common Stock held by the person are exercised and that no options to acquire Common Stock held by other persons are exercised.

(2) The amounts shown in this column reflect shares of Common Stock subject to options granted under the Company's 1992 Amended and Restated Stock Option and Stock Award Plan which are currently exercisable or exercisable within 60 days of the date of this table.

(3) Includes 7,000 shares owned by the Donald S. Chisholm Trust, Samuel Zell, Trustee. Under the regulations of the SEC, Mr. Zell may be deemed to be the beneficial owner of all the shares which are beneficially owned by the Donald S. Chisholm Trust. Mr. Zell disclaims beneficial ownership of the shares owned by the Donald S. Chisholm Trust.

(4) Includes 11,530 OP Units beneficially owned by Mrs. Rosenberg which are exchangeable into 11,530 shares of Common Stock.

(5) Includes 2,201,460 OP units which are exchangeable into 2,201,460 shares of Common Stock owned by PN Associates. Also includes 600,272 shares of Common Stock beneficially owned by EGI-MHC. See "Security Ownership of Certain Beneficial Owners." Mr. Zell disclaims beneficial ownership of 818,428 OP units owned by PN Associates which are exchangeable into 818,428 shares of Common Stock and 300,136 shares of Common Stock owned by Equity-MHC.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company occupies office space owned by an affiliate of EGI, an entity controlled by Mr. Zell, at Two North Riverside Plaza, Chicago, Illinois 60606. In addition, pursuant to an administrative services agreement, EGI or certain of its affiliates provides the Company and its subsidiaries with office space and certain administrative, office facility and other services with respect to certain aspects of the Company's business, including, but not limited to, financial and accounting services, tax services, investor relations, corporate secretarial, computer and support services and other services. Amounts incurred for these services amounted to approximately $708,000 for the year ended December 31, 1996. Amounts due to these affiliates at December 31, 1996 were $31,000. Other affiliates of Mr. Zell provided insurance brokerage services (excluding reimbursements for insurance premiums paid to third parties), tax and accounting services and computer services to the Company. Amounts incurred for these services amounted to approximately $142,000 for the year ended December 31, 1996. Amounts due to these affiliates at December 31, 1996 were $38,000.

     Rosenberg & Liebentritt, P.C., a law firm in which Mrs. Rosenberg is a principal, performs legal services to the Company. Amounts incurred for these services amounted to approximately $385,000 for the year ended December 31, 1996. Amounts due to Rosenberg & Liebentritt, P.C. at December 31, 1996 were $36,000.

     The independent members of the Board annually review and approve the rates charged by EGI and its affiliates for services rendered to the Company and its subsidiaries. Additionally, the budget for such services are submitted, reviewed and approved by the Audit Committee of the Company.

     The executive officers listed below are indebted to the Company as a result of purchasing stock from the Company. The loans accrue interest, payable quarterly in arrears at the applicable federal rate, as defined in the Code in effect at the time the loans were made. The loans are recourse to the respective individuals; are collateralized by a pledge of the shares of Common Stock purchased; and are due and payable of the first to occur of the employee leaving the Company or March 3, 2003 for the loans being interest at 6.77% and January 2, 2005 for the loans bearing interest at 5.91%. All dividends paid on pledged shares in excess of the then marginal tax rate are used to pay interest and principal on the loans.

                                                LARGEST AGGREGATE      BALANCE AS OF
                    NAME                       AMOUNT OWED IN 1996   DECEMBER 31, 1996   INTEREST RATE
                    ----                       -------------------   -----------------   -------------
David A. Helfand.............................       $131,950             $124,522            6.77%
David A. Helfand.............................        889,898              889,898            5.91%
Thomas P. Heneghan...........................        883,801              879,354            5.91%
Ellen Kelleher...............................        883,520              874,137            5.91%
Gary W. Powell...............................        999,692              948,440            6.77%
Gary W. Powell...............................        883,801              881,691            5.91%
Howard Walker................................        883,520              879,063            5.91%

                                   PROPOSAL 2

                           APPROVAL OF THE COMPANY'S
                          1997 NON-QUALIFIED EMPLOYEE
                              STOCK PURCHASE PLAN

     The Company seeks stockholder approval of the Company's 1997 Non-Qualified Employee Stock Purchase Plan ("Purchase Plan"). The Board adopted the Purchase Plan on March 12, 1997 and recommended that it be submitted to the stockholders of the Company for approval. If the stockholders approve the Purchase Plan at the Meeting, the Purchase Plan will become effective no earlier than July 1, 1997.

     The purpose of the Purchase Plan is to provide a method for eligible employees of the Company and its subsidiaries and partnerships, and for directors of the Board, to acquire an interest in the Company through the purchase of shares of Common Stock from the Company at a discount from fair market value. A total of 1,000,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends, recapitalizations or other corporate restructurings) have been authorized for issuance under the Purchase Plan. The Common Stock closed at $22.375 on the New York Stock Exchange on March 21, 1997. As of March 1, 1997, there were approximately 550 individuals who were eligible to participate in the Purchase Plan. The full text of the Purchase Plan is set forth in Exhibit A to this Proxy Statement. The following description of the Purchase Plan is qualified in its entirety by reference to the text of the Purchase Plan.

DESCRIPTION OF THE PURCHASE PLAN

     General. Shares of Common Stock will be offered under the Purchase Plan in quarterly offering periods (each an "Offering"). Eligible employees and directors who elect to participate in the Purchase Plan ("Participants") will be able to use funds accumulated through cash contributions or payroll deductions to purchase shares of Common Stock at a price less than the fair market value of the Common Stock on the date of purchase.

     Eligibility. The Purchase Plan is open to employees of the Company and its subsidiaries and partnerships who (i) have been employed for six full calendar months at the beginning of an Offering and (ii) are otherwise eligible for normal employee benefits. The Purchase Plan is also open to directors of the Board who have served on the Board for at least six full calendar months at the beginning of an Offering.

     Administration. The Compensation Committee ("Committee") of the Board has responsibility for the general operation of the Purchase Plan, but intends to appoint an agent (the "Plan Agent") to handle the day-to-day operations of the Purchase Plan and administer the recordkeeping for each Participant.

     Participation. After a Participant's enrollment in the Purchase Plan is effective, the amount deducted from a Participant's payroll check (in the case of an employee) and retainer or fees (in the case of a director) as well as amounts otherwise contributed in cash by the Participant will be allocated to such Participant's account. At the end of each quarterly Offering, a Participant shall be deemed to have purchased from the Company such number of full shares of Common Stock as his or her accumulated deductions and contributions on such date will allow at the purchase price to be determined as described below. Unless a Participant elects otherwise, the Company will carry over the remaining balance in such Participant's Account to the next Offering. No interest will be paid or allowed on any money in the accounts of the Participant. The maximum contributions which a Participant may make shall not exceed $100,000 in any calendar year.

     Purchase Price. The purchase price per share of Common Stock for each Offering will be the price set by the Committee but not below 85% of the lesser of: a) the fair market value of the Common Stock on the last business day of the Offering; and b) the fair market value of the Common Stock on the first business day of the Offering.

     Withdrawal. A Participant may withdraw from the Purchase Plan by delivering a withdrawal notice to the Plan Agent at least 15 days prior to the end of such Offering. In such event, the Plan Agent will direct the Company to refund the entire balance of his or her account as soon as practicable thereafter. To re-enter the Purchase Plan, a Participant who has previously withdrawn must re-enroll in the Purchase Plan.

     Disposition of the Shares of Common Stock. No disposition may be made of any shares of Common Stock purchased under the Purchase Plan until the first anniversary of such purchase. If a Participant who owns shares of Common Stock subject to the foregoing restriction is determined by the Plan Agent to have a serious financial need for the proceeds of the sale of the Common Stock, the Plan Agent may allow a disposition to the extent necessary to satisfy the serious financial need.

     Expenses. Fees and expenses incurred in connection with the administration of the Purchase Plan will be paid by the Company. The expenses of any sale, however, will be borne by the Participant.

     Terminations and Amendments. The Purchase Plan may be terminated at any time by the Board. It will terminate in any case on the date on which all or substantially all of the unissued shares of Common Stock reserved for its purpose have been purchased. The Board also reserves the right to amend the Purchase Plan from time to time in any respect, provided, however, that no amendment shall become effective without prior approval of the Company's stockholders: (i) to the extent such approval is required under the laws of the State of Maryland; and (ii) to the extent such approval is required to meet security holder approval requirements under any requirement applicable to the Company.

     Approval of Stockholders. The Purchase Plan shall not take effect until approved by the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Meeting. Abstentions will have the same effect as votes against the approval of the Purchase Plan. Broker non-votes will not be counted as shares of Common Stock entitled to vote on the matter and will have no effect on the vote.

     Federal Income Tax Consequences. Amounts deducted from a Participant's payroll check or retainer or fees under the Purchase Plan shall continue to be taxable income to the Participant in the year such amounts are earned. As the Purchase Plan will not qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code, Participants will also recognize additional taxable income equivalent to the amount of the discount when shares of Common Stock are purchased under the Purchase Plan. The Company will be entitled to a corresponding deduction. Participants are urged to consult with their own tax advisors to determine the particular tax consequences that may result from participation in the Purchase Plan and the subsequent disposal of Common Stock purchased pursuant to the Purchase Plan.

     THE BOARD RECOMMENDS A VOTE "FOR" THE PURCHASE PLAN. PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THE PURCHASE PLAN UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

                                    AUDITORS

     Ernst & Young LLP served as the Company's auditors for the year ended December 31, 1996. The Audit Committee intends to make a future recommendation to the Board concerning the selection of the Company's auditors for the current fiscal year which began January 1, 1997. There have been no disagreements between the Company and its auditors relating to accounting procedures, financial statement disclosures, or related items. Representatives of Ernst & Young LLP are expected to be available at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Under regulations adopted by the SEC, stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than November 29, 1997, in order to be considered for inclusion in the proxy statement and on the proxy card that will be solicited by the Board in connection with the 1998 Meeting.

     In addition, the Bylaws of the Company provide that in order for a stockholder to nominate a candidate for election as a director at a Meeting or propose business for consideration at such Meeting, notice must generally be given to the Secretary of the Company no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's Meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.

                                 OTHER MATTERS

     The Board is not aware of any business which will be presented at the Meeting other than those matters set forth in the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly presented at the Meeting for action, it is intended that the persons named in the accompanying Proxy and acting thereunder will vote in accordance with their best judgment on such matters.

                                          By Order of the Board of Directors

                                          SUSAN OBUCHOWSKI
                                          Susan Obuchowski
                                          Secretary
March 28, 1997
Chicago, Illinois

                                                                       EXHIBIT A

                      MANUFACTURED HOME COMMUNITIES, INC.
                            AND REALTY SYSTEMS, INC.
                1997 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

                               TABLE OF CONTENTS

                             SECTION                               PAGE
                             -------                               ----
1.   Purpose.....................................................  A-1
2.   Definitions.................................................  A-1
     2.1   Account...............................................  A-1
     2.2   Beneficiary...........................................  A-1
     2.3   Board.................................................  A-1
     2.4   Closing Price.........................................  A-1
     2.5   Committee.............................................  A-1
     2.6   Election Form.........................................  A-1
     2.7   Eligible Director.....................................  A-1
     2.8   Eligible Employee.....................................  A-1
     2.9   MHC...................................................  A-1
     2.10  MLP...................................................  A-1
     2.11  Participant...........................................  A-1
     2.12  Participating Employer................................  A-2
     2.13  Pay...................................................  A-2
     2.14  Pay Day...............................................  A-2
     2.15  Plan..................................................  A-2
     2.16  Plan Administrator....................................  A-2
     2.17  Purchase Period.......................................  A-2
     2.18  Purchase Price........................................  A-2
     2.19  Rule 16b-3............................................  A-2
     2.20  RSI...................................................  A-2
     2.21  Stock.................................................  A-2
3.   Administration..............................................  A-2
4.   Participation...............................................  A-2
5.   Contributions...............................................  A-3
6.   Purchase of Stock...........................................  A-3
7.   Delivery....................................................  A-4
8.   Designation of Beneficiary..................................  A-4
9.   Transferability and Dispositions............................  A-4
10.  Securities Registration.....................................  A-5
11.  Compliance with Rule 16b-3..................................  A-5
12.  Amendment or Termination....................................  A-5
13.  Notices.....................................................  A-5
14.  Employment..................................................  A-5
15.  Employment Transfers........................................  A-6
16.  Approval of Shareholders....................................  A-6
17.  Changes in Capital Structure................................  A-6
18.  Headings, References and Construction.......................  A-6

1. Purpose

     The primary purpose of this Plan is to encourage Stock ownership by each Eligible Employee and each Eligible Director in the belief that such stock ownership will increase his or her interest in the success of MHC so that they may share in the results of MHC's operations.

2. Definitions

     2.1 The term "Account" shall mean the separate bookkeeping account which shall be established and maintained by the Plan Administrator for each Participant for each Purchase Period to record the contributions made on his or her behalf to purchase Stock under this Plan.

     2.2 The term "Beneficiary" shall mean the person designated as such in accordance with Section 8.

     2.3 The term "Board" shall mean the Board of Directors of MHC.

     2.4 The term "Closing Price" (a) for the first day of any Purchase Period shall mean the closing price for a share of Stock as reported for such day in The Wall Street Journal or in any successor to The Wall Street Journal or, if there is no such successor, in any trade publication selected by the Committee or, if no such closing price is so reported for such day, the first closing price which is so reported after such day or, if no such closing price is so reported during the two week period which begins on the first day of such Purchase Period, the fair market value of a share of Stock as determined as of the first day of such Purchase Period by the Committee and (b) for the last day of a Purchase Period shall mean the closing price for a share of Stock as reported for such day in The Wall Street Journal or in any successor to The Wall Street Journal or, if there is no such successor, in any trade publication selected by the Committee or, if no such closing price is so reported for such day, the last such closing price which is so reported before such day or, if no such closing price is so reported during the two week period which ends on the last day of such Purchase Period, the fair market value of a share of Stock as determined as of the last day of such Purchase Period by the Committee.

     2.5 The term "Committee" shall mean the Compensation Committee of the Board.

     2.6 The term "Election Form" shall mean the form which an Eligible Director or Eligible Employee shall be required to properly complete in writing and timely file at least 15 days prior to the commencement of any Purchase Period in order to make any of the elections available to an Eligible Director or Eligible Employee under this Plan.

     2.7 The term "Eligible Director" shall mean a person (other than an officer or employee of MHC or a Participating Employer) who has been a member of the Board for at least six full calendar months at the beginning of a Purchase Period.

     2.8 The term "Eligible Employee" shall mean each officer or employee of MHC or a Participating Employer:

          (a) who is shown on the payroll records of MHC or a Participating Employer as eligible for normal employee benefits, and

          (b) who has completed at least six full calendar months of employment with MHC or a Participating Employer at the beginning of a Purchase Period.

     2.9 The term "MHC" shall mean Manufactured Home Communities, Inc., a Maryland corporation, and any successor to MHC.

     2.10 The term "MLP" shall mean MHC Management Limited Partnership.

     2.11 The term "Participant" shall mean (a) for each Purchase Period an Eligible Director or Eligible Employee who has elected to purchase Stock in accordance with Section 4 in such Purchase Period and (b) for any period any person for whom Stock is held pending delivery under Section 7.

     2.12 The term "Participating Employer" shall mean RSI, MLP and any other organization owned in whole or in part, directly or indirectly, by MHC which is designated as such by the Committee.

     2.13 The term "Pay" shall mean (i) in the case of an Eligible Employee, all cash compensation paid to him or her for services to MHC or a Participating Employer including regular straight time earnings or draw, overtime, commissions, and bonuses, but excluding amounts paid as living allowance or reimbursement of expenses and other similar payments; and (ii) in the case of an Eligible Director, all retainers and meeting and other service fees paid to him or her by MHC.

     2.14 The term "Pay Day" shall mean the day as of which Pay is paid to an Eligible Employee.

     2.15 The term "Plan" shall mean this Manufactured Home Communities, Inc. and Realty Systems, Inc. Non-Qualified Employee Stock Purchase Plan as effective as of July 1, 1997, and as thereafter amended from time to time.

     2.16 The term "Plan Administrator" shall mean MHC or MHC's delegate.

     2.17 The term "Purchase Period" shall mean a period set by the Committee and which shall run for no more than a year. Unless changed by the Committee, the initial Purchase Period shall mean a period which shall begin on the first day of a calendar quarter and end on the last day of such calendar quarter. The first Purchase Period shall commence no earlier than on July 1, 1997 and terminate on September 30, 1997.

     2.18 The term "Purchase Price" for each Purchase Period shall mean a percentage set by the Committee before the beginning of the Purchase Period (not less than 85%) of the lesser of (a) the Closing Price for a share of Stock on the first day of such Purchase Period; or (b) the Closing Price for a share of Stock on the last day of such Purchase Period.

     2.19 The term "Rule 16b-3" shall mean Rule 16b-3 to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor to such rule.

     2.20 The term "RSI" shall mean Realty Systems, Inc. a Delaware corporation.

     2.21 The term "Stock" shall mean the $.01 par value common stock of MHC. The aggregate number of shares of Stock available under this Plan shall not exceed 1,000,000, subject to adjustment pursuant to Section 17 hereof. Shares of Stock subject to the Plan may be either authorized but unissued shares, shares now held in the treasury of MHC, or shares hereafter acquired by MHC.

3. Administration

     Except for the exercise of those powers expressly granted to the Committee to determine the Closing Price and who is a Participating Employer and to set the Purchase Period and the Purchase Price, the Plan Administrator shall be responsible for the administration of this Plan and shall have the power in connection with such administration to interpret the Plan and to take such other action in connection with such administration as the Plan Administrator deems necessary or equitable under the circumstances. The Plan Administrator also shall have the power to delegate the duty to perform such administrative functions as the Plan Administrator deems appropriate under the circumstances. Any person to whom the duty to perform an administrative function is delegated shall act on behalf of and shall be responsible to the Plan Administrator for such function. Any action or inaction by or on behalf of the Plan Administrator under this Plan shall be final and binding on each Eligible Director, each Eligible Employee, each Participant and on each other person who makes a claim under this Plan based on the rights, if any, of any such Eligible Director, Eligible Employee or Participant under this Plan.

4. Participation

     Each person who is an Eligible Director or an Eligible Employee shall be a Participant in this Plan for the related Purchase Period if he or she properly completes and timely files an Election Form with the Plan Administrator to elect to participate in this Plan. An Election Form may require an Eligible Employee to provide such information and to agree to take such action (in addition to the action required under Section 5) as the Plan Administrator deems necessary or appropriate in light of the purpose of this Plan or for the orderly administration of this Plan.

5. Contributions

     (a) Initial Contributions. Each Participant's Election Form under Section 4 shall specify the contributions which he or she proposes to make for the related Purchase Period. Such contributions shall be expressed as a specific dollar amount which the Participant proposes to contribute in cash, or a percentage of the Participant's Pay that MHC or the Participant's Participating Employer is authorized to deduct from his or her Pay each Pay Day during the Purchase Period (or as a combination of such cash and such payroll deduction contributions), provided, however:

          (1) the minimum payroll deduction for a Participant for each Pay Day for purposes under this Plan shall be $10.00, and

          (2) the maximum contribution which a Participant may make for purposes under this Plan for any calendar year shall be 100% of his or her Pay, not to exceed $100,000.

     (b) Changes in Contributions and Withdrawals. A Participant shall have the right to amend his or her Election Form at any time to reduce or to stop his or her contributions, and such election shall be effective immediately for cash contributions and as soon as practicable after the Plan Administrator actually receives such amended Election Form for payroll deductions. A Participant also shall have the right at any time on or before fifteen days prior to the last day of a Purchase Period (i) to withdraw (without interest) all or any part of the contributions credited to his or her Account for such purchase; or (ii) to increase his or her cash contributions for such purchase, by delivering an amended Election Form (and for purposes of clause (ii), a check for such contributions) to the Plan Administrator at least fifteen days prior to the last day of such Purchase Period.

     (c) Account Credits, General Assets and Taxes. All payroll deductions made for a Participant shall be credited to his or her Account as of the Pay Day as of which the deduction is made (or as of the date the check described in Section 5(b)(ii) is delivered). All contributions made by a Participant under this Plan, whether in cash or through payroll deductions, shall be held by MHC or by such Participant's Participating Employer, as agent for MHC. All such contributions shall be held as part of the general assets of MHC and shall not be held in trust or otherwise segregated from MHC's general assets. No interest shall be paid or accrued on any such contributions. Each Participant's right to the contributions credited to his or her Account shall be that of a general and unsecured creditor of MHC. MHC and each Participating Employer shall have the right to make such provisions as it deems necessary or appropriate to satisfy any tax laws with respect to purchases of Stock made under this Plan. If a Participant elects to withdraw all of his or her Account under this Section 5(c), his or her status as a Participant shall terminate as of the date the Plan Administrator receives such election.

     (d) Automatic Refunds. The balance credited to the Account of an Eligible Director automatically shall be refunded in full (without interest) if his or her status as a member of the Board terminates for any reason whatsoever during a Purchase Period, and the balance credited to the Account of an Eligible Employee automatically shall be refunded in full (without interest) if his or her status as an employee of MHC or a Participating Employer terminates for any reason whatsoever during a Purchase Period. Such refunds shall be made as soon as practicable after the Plan Administrator has actual notice of any such termination. A person's status as a Participant under this Plan shall terminate at the same time as his or her status as an Eligible Director or Eligible Employee terminates.

6. Purchase of Stock

     (a) If a Participant is an Eligible Director or an Eligible Employee through the end of a Purchase Period, the balance that remains credited to his or her Account at the end of such Purchase Period, up to a maximum of $100,000 for any calendar year, automatically shall be applied to purchase Stock at the Purchase Price for such Stock for such Purchase Period. Such Stock shall be purchased on behalf of the Participant by operation of this Plan in whole shares and any cash remaining in the Participant's Account shall be carried over to the next Offering unless the Participant directs otherwise.

     (b) Except as specifically provided herein, all Eligible Employees and Eligible Directors shall have the same rights and privileges under the Plan. All rules and determinations of the Board in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

     (c) If the total shares of Stock to be purchased on any date in accordance with Section 6(a) exceeds the shares of Stock then available under the Plan (after deduction of all Stock that has been purchased under Section 6(a)), the Participating Employer shall make a pro rata allocation of the Stock remaining available in as nearly a uniform manner as shall be practical and as it shall determine to be equitable.

7. Delivery

     A stock certificate representing any shares of Stock purchased under this Plan shall be held for or, at a Participant's election made on an Election Form, delivered to a Participant registered in his or her name or, if the Participant so elects on such Election Form and if permissible under applicable law, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship. Such certificate may contain a legend as determined by the Plan Administrator in connection with the restrictions described in Section 9(b). The Plan Administrator shall have the right to charge a Participant for registering Stock in the name of the Participant and any other person. No Participant (or any person who makes a claim for, on behalf of, or in place of a Participant) shall have any interest in any shares of Stock under this Plan until they have been purchased pursuant to the terms of the Plan.

8. Designation of Beneficiary

     A Participant may designate on his or her Election Form a Beneficiary (a) who shall receive the balance credited to his or her Account if the Participant dies before the end of a Purchase Period and (b) who shall receive the Stock, if any, purchased for the Participant under this Plan if the Participant dies after the end of a Purchase Period but before either the certificate representing such shares of Stock has been delivered to the Participant or before such Stock has been credited to a brokerage account maintained for the Participant. Such designation may be revised in writing at any time by the Participant by filing an amended Election Form, and his or her revised designation shall be effective at such time as the Plan Administrator receives such amended Election Form. If a deceased Participant fails to designate a Beneficiary or, if no person so designated survives a Participant or, if after checking his or her last known mailing address, the whereabouts of the person so designated are unknown, then the Participant's estate shall be treated as his designated Beneficiary under this Section 8.

9. Transferability and Dispositions

     (a) Neither the balance credited to a Participant's Account nor any rights to receive shares of Stock under this Plan may be assigned, encumbered, alienated, transferred, pledged, or otherwise disposed of in any way by a Participant during his or her lifetime or by his or her Beneficiary or by any other person during his or her lifetime, and any attempt to do so shall be without effect. Notwithstanding the foregoing, a Participant may assign his or her rights to purchase Shares hereunder to the Manufactured Home Communities, Inc. and Realty Systems, Inc. Supplemental Retirement Savings Trust, subject to and in accordance with such procedures as are established by the Plan Administrator.

     (b) Except as provided in the next sentence, no "disposition" (as that term is defined in Section 424(c) of the Code) may be made of any Stock purchased under the Plan until the first anniversary of such purchase. Notwithstanding the foregoing, if a Participant who owns Stock subject to the foregoing restriction is determined by the Plan Administrator in its discretion to have a serious financial need for the proceeds of the sale of such Stock, then upon application made by the Participant, the Plan Administrator shall consent to a disposition of such Stock to the extent necessary to satisfy the serious financial need, and shall give instructions to the transfer agent to register such disposition on the stock records of MHC.

10. Securities Registration

     If MHC shall deem it necessary to register under the Securities Act of 1933, as amended, or any other applicable statutes any shares of Stock purchased under this Plan or to qualify any such shares of Stock for an exemption from any such statutes, MHC shall take such action at its own expense before delivery of the certificate representing such shares of Stock. If shares of Stock are listed on any national securities exchange at the time shares of Stock are purchased under this Plan, MHC whenever required shall make prompt application for the listing on such national securities exchange of such shares, at the expense of MHC.

11. Compliance with Rule 16b-3

     If any provision of this Plan or administrative guidelines under this Plan or any act or omission with respect to this Plan (including any act or omission by an Eligible Director or an Eligible Employee) fails to satisfy an exemptive condition under Rule 16b-3 or otherwise is inconsistent with such condition, such provision, guidelines or act or omission shall be deemed null and void.

12. Amendment or Termination

     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate, and any such amendment shall be subject to the approval of MHC's shareholders to the extent such approval is required under the laws of the State of Maryland or to the extent such approval is required to meet the security holder approval requirements under any legal requirement applicable to MHC; provided, however, no amendment shall be retroactive unless the Board in its discretion determines that such amendment is in the best interest of MHC or such amendment is required by applicable law to be retroactive. The Board also may terminate this Plan and any Purchase Period at any time (together with any related contribution elections) or may terminate any Purchase Period (together with any related contribution elections) at any time; provided, however, no such termination shall be retroactive unless the Board determines that applicable law requires a retroactive termination of this Plan.

13. Notices

     All Election Forms and other communications from a Participant to the Plan Administrator under, or in connection with, this Plan shall be deemed to have been filed with the Plan Administrator when actually received in the form specified by the Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt of any such Election Form and communications.

14. Service

     The right to elect to participate in this Plan shall not constitute an offer of employment or membership on the Board, and no election to participate in this Plan shall constitute an employment agreement for an Eligible Employee or an agreement with respect to Board membership for an Eligible Director. Any such right or election shall have no bearing whatsoever on the employment relationship between an Eligible Employee and any other person or on an Eligible Director's status as a member of the Board. Finally, no Eligible Director or Eligible Employee shall be induced to participate in this

Plan, or shall participate in this Plan, with the expectation that such participation will lead to employment or continued employment, and no Eligible Director shall be induced to participate in this Plan, or shall participate in this Plan, with the expectation that such participation will lead to continued membership on the Board.

15. Employment Transfers

     No Eligible Employee's employment shall be treated as terminated under this Plan as a result of a transfer between, or among, MHC or any other Participating Employer.

16. Approval of Shareholders

     The Plan shall not take effect until approved by the shareholders of MHC.

17. Changes in Capital Structure

     (a) In the event that the outstanding shares of Stock of MHC are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of MHC or of another corporation, by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividend payable in shares, appropriate adjustment shall be made by the Board in the number of shares available under this Plan, and in the number or kind of shares as to which a right to purchase Stock of MHC under this Plan shall be exercisable, to the end that the applicable Participant's proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Board shall be consistent with Section 424(a) of the Code and shall be conclusive.

     (b) If MHC is not the surviving or resulting corporation in any reorganization, merger, consolidation or recapitalization, each right to purchase Stock of MHC under this Plan shall be assumed by the surviving or resulting corporation and each such right shall continue in full force and effect, and shall apply to the same number and class of securities of the surviving corporation as a holder of the number of shares of Stock subject to such right would have received in such consolidation or recapitalization.

18. Headings, References and Construction

     The headings to sections in this Plan have been included for convenience of reference only. This Plan shall be interpreted and construed in accordance with the laws of the State of Maryland.

                                          MANUFACTURED HOME COMMUNITIES, INC.

                                          By:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          REALTY SYSTEMS, INC.

                                          By:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                     MANUFACTURED HOME COMMUNITIES, INC.


              TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS 60606


                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS


SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of Manufactured Home Communities, Inc., a Maryland corporation (the "Company"), hereby appoints SAMUEL ZELL and DAVID A. HELFAND, or either of them, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 13, 1997, at 10:00 a.m., Chicago time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

        The votes entitled to be cast by the undersigned will be cast as instructed below. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" each of the nominees for director and "for" each of the other proposals as described in the Proxy Statement and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.



---------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE:  PLEASE MARK COMMENTS/ADDRESS BOX ON REVERSE SIDE



                                     (Continued and to be signed on other side)

-----------------------------                                                               PLEASE MARK         [X]
          COMMON                                                                            YOUR VOTES
                                                                                            THIS WAY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 AND PROPOSAL 2.

                                                  WITHHELD
                                           FOR    FOR ALL                           I PLAN TO ATTEND MEETING    [ ]
Proposal 1 - ELECTION OF DIRECTORS         [ ]      [ ]
Nominees:  Timothy H. Callahan,
Donald S. Chisholm, Thomas E. Dobrowski
and John F. Podjasek, Jr.
                                                                     COMMENTS/ADDRESS CHANGE                    [ ]
WITHHELD FOR (Write name of nominee/s in                             Please mark this box if
space provided below).                                               you have any written comments
                                                                     address change on the reverse side.

-----------------------------
                                           FOR    AGAINST     ABSTAIN
Proposal 2 - ADOPTION OF THE COMPANY'S     [ ]      [ ]         [ ]
             1997 NON-QUALIFIED EMPLOYEE
             STOCK OPTION PLAN


And on any other matter which may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder.

Signature(s)                                                            Date
            -----------------------------------------------------------      ------------------------------------------------------

NOTE:  Please sign as name appears heron.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee, guardian or officer, please give full title under signature.
